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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) June 3, 1997


                           FALCON HOLDING GROUP, L.P.
         --------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



                                    DELAWARE
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


                   33-60776                     95-4408577
                   --------                     ----------
          (Commission File Number)           (I.R.S. Employer
                                           Identification Number)

10900 WILSHIRE BOULEVARD -15TH FLOOR
      LOS ANGELES, CALIFORNIA                                 90024
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         (Address of principal                              (Zip Code)
          executive offices)


                                 (310) 824-9990
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              (Registrant's telephone number, including area code)



                                 Not Applicable
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Events

                  On June 3, 1997, Falcon Holding Group, L.P., a Delaware limited partnership (the "Partnership"), entered into a non-binding memorandum of understanding (the "MOU") with TCI Communications, Inc. ("TCI"). The MOU was approved by the requisite vote of the Partnership's Board of Representatives and Partners on June 23, 1997. The MOU contemplates the contribution by TCI of the assets of certain cable television systems serving approximately 300,000 homes subscribing to cable service, subject to certain indebtedness, to the Partnership. As consideration for the contribution of these assets, TCI will receive limited partnership interests representing approximately 43% of the equity of the Partnership, although this amount is subject to change based on the final form of the contribution and the related concurrent transactions. The cable television systems owned by TCI that are intended to be contributed to the Partnership are located in Oregon, Washington, California, Missouri and Alabama. Assuming the consummation of the transaction, TCI would have the ability to designate two members of the Board of Representatives of the Partnership; present management of the Partnership would designate three members, and one member would be mutually agreed upon.

                  In addition, subject to the consummation of the transaction with TCI described above, the Partnership intends (i) to redeem all of its outstanding Class C limited partnership units for $51.3 million in cash (representing the liquidation preference of those units); and (ii) to redeem certain of the Class A and B limited partnership units of other partners in the Partnership (other than those interests held by Falcon Holding Group, Inc., the general partner, members of management of the Partnership and entities controlled by or affiliated with Marc B. Nathanson or members of the Nathanson family, the foregoing, collectively, "Falcon Management") for (a) approximately $105 million in cash and (b) limited partnership interests in the Partnership equal to 36.3% of the ownership interest in the Partnership that Falcon Management receives as a percentage of the Partnership after giving effect to the transactions contemplated by the MOU with TCI described above.

                  As part of the foregoing transactions with TCI, the Partnership also intends to acquire the cable television systems owned by Falcon Video Communications, L.P. ("Video") in exchange for limited partnership interests in the Partnership and to effect the discharge of the notes, warrants and equity participation units held by certain parties in Video. Video owns cable television systems which serve approximately 70,000 homes subscribing to cable service.

                  In addition to the foregoing transactions, the Partnership intends to acquire the assets of Falcon Classic Cable Income Properties, L.P. ("Classic") for cash at the appraised price of approximately $82 million, as previously disclosed and as permitted by the Classic partnership agreement. Classic owns cable television systems

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which serve approximately 48,000 homes subscribing to cable service. The
Partnership intends to acquire the Classic assets irrespective of the TCI transaction.

                  The consummation of the transactions described above is subject to TCI, the Partnership and certain other parties entering into definitive agreements; to the Partnership entering into a definitive agreement with Video; to the Partnership and TCI obtaining numerous required regulatory and other related consents and to obtaining satisfactory financing arrangements on acceptable terms. Further, the ultimate terms of certain of the transactions described above, including the contribution of assets by TCI and the acquisition of Video, are subject to changes that may be necessary to accommodate the tax, accounting, regulatory and other similar constraints applicable to the parties involved.

                  Although the foregoing reflects activities which the Partnership and certain of its affiliates are currently pursuing with respect to the Partnership, the foregoing is subject to change at any time. Accordingly, there can be no assurance that the transactions described above will be successfully consummated or, if successfully completed, when they might be completed or the ultimate term thereof.

                  FORWARD-LOOKING STATEMENTS IN THIS REPORT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. INVESTORS ARE CAUTIONED THAT SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES INCLUDING, WITHOUT LIMITATION, THE EFFECTS OF LEGISLATIVE AND REGULATORY CHANGES; THE NEED FOR REGULATORY APPROVALS; THE POTENTIAL OF INCREASED LEVELS OF COMPETITION FOR THE PARTNERSHIP; TECHNOLOGICAL CHANGES; THE NEED TO ARRANGE ADEQUATE FINANCING; POTENTIAL CONFLICTS OF INTEREST INVOLVING THE GENERAL PARTNER AND ITS AFFILIATES; AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE PARTNERSHIP'S ANNUAL REPORT ON FORM 10-K AND PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FALCON HOLDING GROUP, L.P.

                                         By:  Falcon Holding Group, Inc.,
                                              General Partner



Dated:  June 30, 1997                    By: /s/ MICHAEL K. MENEREY
                                             -------------------------------
                                              Name:  Michael K. Menerey
                                              Title: Secretary and Chief
                                                     Financial Officer